                                                                            h(3)
                          SHORT-TERM INVESTMENTS CO.

                       ADMINISTRATIVE SERVICES AGREEMENT


     This ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made this 14th day of December, 2001 by and between A I M ADVISORS, INC., a Delaware corporation (the "Administrator") and SHORT-TERM INVESTMENTS CO., a Maryland corporation (the "Company") with respect to its series portfolios listed on Schedule A hereto (each a "Portfolio"), as such Schedule may be amended from time to time.

                                 W I T N E S S E T H:

     WHEREAS, the Company is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company, on behalf of each Portfolio, has retained the Administrator to perform (or arrange for the performance of) accounting, shareholder servicing and other administrative services as well as investment advisory services to each Portfolio, and that the Administrator may receive reasonable compensation or may be reimbursed for its costs in providing such additional services, upon the request of the Board of Directors and upon a finding by the Board of Directors that the provision of such services is in the best interest of each Portfolio and its shareholders; and

     WHEREAS, the Board of Directors has found that the provision of such administrative services is in the best interest of each Portfolio and its shareholders, and has requested that the Administrator perform such services;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. The Administrator hereby agrees to provide, or arrange for the provision of, any or all of the following services by the Administrator or its affiliates:

          (a) the services of a principal financial officer of the Company (including related office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Company and each Portfolio, including the review of daily net asset value calculations and the preparation of tax returns; and the services (including related office space, facilities and equipment) of any of the personnel operating under the direction of such principal financial officer;

          (b) supervising the operations of the custodian(s), transfer agent(s) or dividend agent(s) for each Portfolio; and

          (c) such other administrative services as may be furnished from time to time by the Administrator to the Company or a Portfolio at the request of the Company's Board of Directors.

     2. The services provided hereunder shall at all times be subject to the direction and supervision of the Company's Board of Directors.

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     3.  The Administrator will also pay for, or arrange payment for, all of each Portfolio's ordinary and necessary business expenses ("Ordinary Business Expenses"). Such Ordinary Business Expenses include but are not limited to: legal, accounting and auditing fees; custodian, transfer and shareholder service agent costs; expenses of issue, sale, redemption and repurchase of shares; expenses of registering and qualifying shares for sale; expenses relating to directors and director meetings; the cost of preparing and distributing reports and notices to shareholders; the fees and other expenses incurred by the Company on behalf of each Portfolio in connection with membership in investment company organizations; and the cost of printing copies of prospectuses and statements of additional information distributed to each Portfolio's shareholders. Such ordinary and necessary expenses do not include: management fees; taxes; interest; brokerage fees; shareholder meeting expenses; or litigation, indemnification or other extraordinary expenses (including legal and accounting fees related thereto).

     4. As full compensation for the services performed, the facilities furnished and the Ordinary Business Expenses paid by or at the direction of the Administrator, each Portfolio shall compensate the Administrator at the annual rate of 0.05% of average daily net assets. Such amounts shall be paid to the Administrator on a monthly basis.

     5. The Administrator shall not be liable for any error of judgment or for any loss suffered by the Company or the Portfolios in connection with any matter to which this Agreement relates, except a loss resulting from the Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

     6. The Company and the Administrator each hereby represent and warrant, but only as to themselves, that each has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

     7. Nothing in this Agreement shall limit or restrict the rights of any director, officer or employee of the Administrator who may also be a trustee, officer or employee of the Company to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     8. This Agreement shall become effective with respect to a Portfolio on the date set forth opposite the name of such Portfolio on Schedule A (the "Effective Date"). This Agreement shall continue in effect with respect to each such Portfolio for an initial period of two years from its Effective Date and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

          (a) (i) by the Company's Board of Directors or (ii) by the vote of "a majority of the outstanding voting securities" of such Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and

          (b) by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Company directors), by votes cast in person at a meeting specifically called for such purpose.

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     This Agreement shall terminate automatically in the event of its assignment
(as defined in Section 2(a) (4) of the 1940 Act).

     9. This Agreement (including Schedule A hereto) may be amended or modified with respect to a Portfolio, or to add a new series portfolio of the Company, but only by a written instrument signed by both the Company and the Administrator.

     10. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Company individually but are binding only upon the assets and property of the Company and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

     11. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Administrator at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046, Attention: President, with a copy to the General Counsel, or (b) to the Company at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046, Attention: President, with a copy to the General Counsel.

     12. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

     13. This Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                         A I M ADVISORS, INC.



Attest:  /s/ LISA MOSS                   By: Carol F. Relihan
       -----------------------------         ------------------------
       Assistant Secretary                   Carol F. Relihan
                                             Senior Vice President

(SEAL)


                                         SHORT-TERM INVESTMENTS CO.
                                         on behalf of the Portfolios listed on
                                         Schedule A hereto



Attest:  /s/ LISA MOSS                   By: /s/ Carol F. Relihan
       -----------------------------         ------------------------
       Assistant Secretary                   Carol F. Relihan
                                             Senior Vice President

(SEAL)

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                                   SCHEDULE A
                                       TO
                       ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                           SHORT-TERM INVESTMENTS CO.


PORTFOLIO                                               EFFECTIVE DATE

Cash Assets Portfolio                                   December 15, 2001

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